EXHIBIT 31.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO RULE 13A-14(A) OR RULE 15D-14A

I, Michael McMillan, Chief Executive Officer of CynergisTek, Inc., certify that:

1.I have reviewed this Amendment No. 1 on Form 10-K/A to the annual report on Form 10-K for the fiscal year ended December 31, 2021 of CynergisTek, Inc.; and

2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 29, 2022	/s/ Michael McMillan
Michael McMillan
Chief Executive Officer
(Principal Executive Officer)

Unauthorized Disclosure Prohibited